UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019 (March 6, 2019)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01 Regulation FD Disclosure.

Union Pacific Corporation (the Company) previously disclosed in its Annual Report on Form 10-K filed on February 8, 2019 that it expects to receive a $78 million payroll tax refund and $30 million of related interest income during fiscal year 2019 as a result of a refund of payments related to railroad retirement taxes paid on certain stock awards and bonus payments made between 1991 and 2017 (the Tax Refunds).   As presented by Lance M. Fritz, Chairman, President and Chief Executive Officer of the Company at the J.P. Morgan Aviation, Transportation & Industrials Conference and Robert M. Knight, Jr., Executive Vice President and Chief Financial Officer of the Company at the Raymond James 40th Annual Institutional Investors Conference on Wednesday, March 6, 2019, the Company disclosed it received a favorable court judgment in February covering a portion of the Tax Refunds.  As a result, the Company expects to record a $42 million reduction of compensation expense and $27 million in associated interest income in the first quarter of 2019.  The remaining portion of the Tax Refunds is still pending with the Internal Revenue Service, but it is anticipated to be received by the Company prior to the end of 2019.

This Form 8-K contains forward-looking statements that are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors, including risk factors, regarding forward-looking information and these risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2019

UNION PACIFIC CORPORATION

By:	/s/ Rhonda S. Ferguson
Rhonda S. Ferguson
Executive Vice President, Chief Legal Officer and Corporate Secretary